UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9810 Summers Ridge Road, Suite 110 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On July 31, 2015, OncoSec Medical Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in the Lighthouse room located at 10996 Torreyana Road, San Diego, California 92121.

The final voting results on the matters presented at the Annual Meeting were as follows:

Proposal 1—To elect four directors to the Company’s Board of Directors to serve for a term of one year or until successors are duly elected and qualified.

Directors	For	Withheld	Broker Non-Votes
Dr. Avtar Dhillon	2,120,040	123,740	7,424,968
Dr. Anthony Maida	2,147,273	96,507	7,424,968
Dr. James DeMesa	2,141,371	102,409	7,424,968
Punit Dhillon	2,088,216	155,564	7,424,968

Proposal 2—To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2015.

For	Against	Abstain	Broker Non-Votes
9,030,647	558,393	79,708	—

Proposal 3—To amend the 2011 Stock Incentive Plan to increase the shares reserved for issuance thereunder and increase the annual per person limit on stock options, stock appreciation rights, restricted stock and restricted stock units that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non-Votes
1,749,603	430,644	63,533	7,424,968

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2015		OncoSec Medical Incorporated

	By:	/s/ Punit Dhillon
		Name:	Punit Dhillon
		Title:	President and Chief Executive Officer